EXHIBIT 99.1

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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE
ENGlobal Corporation


                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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                   ENGLOBAL NAMES NEW CHIEF EXECUTIVE OFFICER

HOUSTON, TX, April 3, 2007 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering and professional services, today announced that its Board of Directors has appointed William A. Coskey, P.E., to the position of Chief Executive Officer effective immediately. ENGlobal's former Chief Executive Officer, Michael L. Burrow, P.E., recently announced his retirement, but will remain with the Company until May 18, 2007 to facilitate an orderly transition.

Mr. Coskey, age 54, is ENGlobal's founder and has served as the Company's Chairman of the Board since June 2005. At varying times in the Company's history, he has held the additional titles of President, Chief Operating Officer and Chief Executive Offer. Mr. Coskey, an honors graduate, received a Bachelor of Science in Electrical Engineering from Texas A&M University in 1975 and is a Registered Professional Engineer.

Mr. Burrow, stated, "After contemplating retirement for some time, I have decided that this is an appropriate time to take that step. I now believe ENGlobal has recovered from the negative effects of some of our more recent challenges, resulting in good fundamentals and strong 2007 earnings potential. I have great confidence in our experienced management team, many of whom I have worked with during my 38 year career. I plan to devote my future years to family, civic and personal activities. I have enjoyed my association with the Company, its Board, and management and I remain enthusiastic about the future of ENGlobal."

William A. Coskey, P.E., ENGlobal's Chairman and Chief Executive Officer said, "Mike has had an outstanding career, and is well respected as a leader at the highest levels of our industry. I join everyone at ENGlobal in thanking Mike for his dedication and his many contributions on behalf of the Company."

About ENGlobal Corporation
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ENGlobal Corporation provides engineering, automation systems, field inspection, and land management and regulatory services principally to the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. The Company, with its subsidiaries, now employs over 2,200 employees in 18 offices and occupies over 400,000 square feet of office and manufacturing space. In 2004 and 2005, the Company was named the #1 fastest growing engineering firm in the United States and Canada by ZweigWhite and was ranked #2 in 2006 and 2003. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.


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        654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060
                                www.ENGlobal.com

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ENGlobal Corporation Press Release
April 3, 2007
Page 2



Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to; (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses;
(2) the Company's ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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